UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2011

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2011, the Board of Directors amended our Bylaws to allow the Board to partially delegate to the CEO its authority to appoint certain officers. The amendments were effective immediately and are described below.

A.	Pre-Amendment. Section 3.1 of the Bylaws established a split between the officers the Board must appoint, and those officers that could be appointed by the Board, Board Chair, or CEO. The Board was required to appoint the Board Chair, CEO, President, certain Vice Presidents (including Executive, Senior, Group and Division Vice Presidents), the Secretary and Treasurer. Conversely, the Board, Board Chair, or CEO could appoint the CFO, General Counsel, Controller, Director of Internal Audit and other Vice Presidents.

B.	Post-Amendment. New Section 3.2 establishes the Board’s authority to appoint all officers of the Company, but expressly adds the ability to delegate that authority to the CEO with certain exceptions. The Board may not delegate its authority to appoint the Board Chair, CEO, President or Secretary.

On November 10, 2011, the Board passed a resolution delegating its authority to the CEO to appoint all officers of the Company except the Board Chair, CEO, President, Secretary, COO and CFO.

Below are provisions of Article 3 of our Bylaws, as amended through November 10, 2011, marked to show changes from the prior Bylaw provisions, as amended through August 7, 2008.

“ARTICLE 3. OFFICERS

Section 3.1 Officers. ~~(a) The Board of Directors shall elect the principal executive officers of the Corporation: the Chairman of the Board, the Chief Executive Officer, the President, one or more Vice Presidents (who may also be called Executive Vice President, Senior Executive Vice President, Group Vice President, Division Vice President or the like), the Secretary and the Treasurer. (b) The Board of Directors may elect, or the Chairman of the Board or the Chief Executive Officer may appoint, such other officers, including, without limitation, a Chief Financial Officer, a General Counsel, a Controller, a Director of Internal Audit, Vice Presidents and Assistant or Associate Officers, as may be deemed necessary or appropriate from time to time. (c)~~ The officers of the Corporation may include the Board Chair, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, one or more Vice Presidents, the Secretary, the Treasurer, and such other officers, assistant or deputy officers as may be appointed from time to time. Any two or more offices may be held by the same person. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as shall be specified from time to time by the Board of Directors or ~~the Chairman of~~ the Board Chair, regardless of whether such authority and duties are customarily incident to such office.

Section 3.2 Appointment. The officers of the Corporation shall be appointed by the Board of Directors. The Board of Directors may delegate its authority to appoint one or more officers to the Chief Executive Officer; provided, however, that the authority to appoint the Board Chair, the Chief Executive Officer, the President and the Secretary shall not be delegated. Each officer shall hold office until his or her death, resignation, retirement or removal or until such officer’s successor is appointed.

Section 3.3 ~~3.2~~ Removal. Any officer may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. In addition, any officer which the Chief Executive Officer has the authority to appoint ~~under Section 3.1(b)~~ may be removed by the Chief Executive Officer at any time, with or without cause. Election or appointment of an officer shall not of itself create contract rights.”

The Bylaws, as amended, and a copy of the amended provisions marked to show changes from the prior provisions, are included as Exhibits 3.2.1 and 3.2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2.1	Bylaws of the Company, as amended through November 10, 2011.

3.2.2	Article 3, Sections 3.1, 3.2 and 3.3 of the Bylaws of the Company, as amended through November 10, 2011, marked to show changes from the prior Bylaw provisions, as amended through August 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 15, 2011	By:	/S/ JOHN G. MOORE
John G. Moore
Senior Vice President – Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2.1	Bylaws of the Company, as amended through November 10, 2011.

3.2.2	Article 3, Sections 3.1, 3.2 and 3.3 of the Bylaws of the Company, as amended through November 10, 2011, marked to show changes from the prior Bylaw provisions, as amended through August 7, 2008.